UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2021

SilverBow Resources, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8754	20-3940661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 1200

Houston, Texas 77079

(Address of Principal Executive Offices)

(Zip Code)

(281) 874-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 16, 2021, SilverBow Resources, Inc. (“SilverBow Resources” or the “Company”), as borrower, the guarantors party thereto (the “Guarantors”), JPMorgan Chase Bank, N.A., as administrative agent (the “First Lien Agent”), and the other lenders party thereto entered into the Seventh Amendment to First Amended and Restated Senior Secured Credit Agreement (the “Seventh Amendment”). The Seventh Amendment amends the First Amended and Restated Senior Secured Credit Agreement, dated as of April 19, 2017 (as previously amended and as further amended by the Seventh Amendment, the “Credit Agreement”), by and among the Company, the Administrative Agent, JPMorgan Chase Bank, N.A., as sole lead arranger and sole bookrunner, Canadian Imperial Bank of Commerce, New York Branch, Fifth Third Bank, National Association, KeyBank National Association and Truist Bank, as syndication agents, BOKF, N.A. dba Bank of Texas, as documentation agent, and the other lenders party thereto.

Among other things, the Seventh Amendment redetermined the Borrowing Base (as defined in the Credit Agreement) from $310 million to $300 million and modified the terms of the Credit Agreement, including to (i) extend the maturity date from April 19, 2022 to April 19, 2024; (ii) increase the applicable margin used to calculate the interest rate under the Credit Agreement by 50 basis points, with the specific applicable margins determined by reference to borrowing base utilization; (iii) reduce the permitted ratio of Total Debt to EBITDA (each as defined in the Credit Agreement) from 3.50 to 1.00 (a) to 3.25 to 1.00 for the fiscal quarters ending on or before December 31, 2021 and (b) to 3.00 to 1.00 commencing with the fiscal quarter ending March 31, 2022; (iv) implement a minimum rolling hedge requirement of 50% of reasonably anticipated projected production from proved developed producing reserves for a 24-month period, and (v) increase the mortgage coverage and title requirements from 85% to 90%.

The foregoing is qualified in its entirety by reference to the Seventh Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On April 19, 2021, the Company issued a press release announcing certain financial and operational updates. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety. SilverBow Resources does not intend for this Item 2.02 or Exhibit 99.1 to be incorporated by reference into its filings under the Securities Exchange Act of 1934.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Seventh Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement effective as of April 16, 2021, by and among SilverBow Resources, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the guarantors party thereto and certain lenders party thereto

99.1	SilverBow Resources, Inc. press release dated April 19, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SilverBow Resources, Inc.

Date: April 19, 2021	By:	/s/ Christopher M. Abundis
Christopher M. Abundis
Executive Vice President, Chief Financial Officer
and General Counsel

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